PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:                    1932



                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:             $150,000,000


CUSIP Number:                 59018S5G5


Interest Rate:                7.25000%


Original Issue Date:          April 4, 2000


Stated Maturity Date:         April 4, 2002


Interest Payment Dates:       Each April 4th and October 4th, commencing on
                              October 4, 2000, subject to Modified Following
                              Business Day Convention.

Repayment at the Option
of the Holder:                The Notes cannot be repaid prior to the Stated
                              Maturity Date.

Redemption at the Option
of the Company:               The Notes cannot be redeemed prior to the Stated
                              Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                      The Chase Manhattan Bank


Dated:                        March 30, 2000